UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 8, 2011

AMERICAN SCIENCE AND ENGINEERING, INC.

(Exact Name of Registrant as Specified in Charter)

Massachusetts	1-6549	04-2240991
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

829 Middlesex Turnpike, Billerica, Massachusetts	01821
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (978) 262-8700

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.              Submission of Matters to a Vote of Security Holders.

The annual meeting of stockholders of American Science and Engineering, Inc. (the “Company”) was held on September 8, 2011 (the “2011 Annual Meeting”). At the 2011 Annual Meeting, the stockholders of the Company voted on the following proposals:

1. To elect the persons named in the Company’s proxy statement to serve as directors of the Company until the 2012 annual meeting of stockholders and until their successors are elected and qualified. Each nominee for director was elected by a vote of the stockholders as follows:

Name	For	Withheld	Broker Non-Votes
Denis R. Brown	6,936,120	108,602	1,555,643
Anthony R. Fabiano	6,874,652	170,070	1,555,643
John A. Gordon	6,944,993	99,729	1,555,643
Hamilton W. Helmer	6,659,347	385,375	1,555,643
Don R. Kania	6,884,302	160,420	1,555,643
Ernest J. Moniz	6,940,934	103,788	1,555,643
Mark S. Thompson	6,863,046	181,676	1,555,643
Carl W. Vogt	6,720,384	324,338	1,555,643

2. To approve a non-binding, advisory proposal on the compensation of the Company’s named executive officers as disclosed in the proxy statement. The proposal was approved by a vote of stockholders as follows:

For:	6,522,462
Against:	126,036
Abstain:	396,224
Broker Non-Votes:	1,555,643

3. The stockholders recommended, in a non-binding, advisory vote, that future advisory votes on the compensation of the Company’s named executive officers be held every year. The stockholders voted as follows:

1 Year	5,751,270
2 Years	28,867
3 Years	940,694
Abstain	323,891
Broker Non-Votes:	1,555,643

In accordance with the voting results of  this item, and the Board of Directors’ prior recommendation in favor of an annual advisory stockholder vote on the compensation of the Company’s named executive officers, the

Company’s Board of Directors intends to hold future advisory votes on the compensation of the Company’s named executive officers every year, commencing with the Company’s 2012 annual meeting of stockholders.

4. To ratify the selection of the Company’s independent registered public accounting firm for the year ending March 31, 2012. The selection was ratified by a vote of stockholders as follows:

For:	8,048,119
Against:	491,993
Abstain:	60,253

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN SCIENCE AND ENGINEERING, INC.

Date: September 9, 2011	By:	/s/ Kenneth J. Galaznik

Kenneth J. Galaznik
Senior Vice President, CFO and Treasurer